SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 1st, 2018

Date of Report

(Date of Earliest Event Reported)

CELEBIDDY, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-3425396
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

18 Narbonne

Newport Beach, CA

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: 626-644-0070

147 North Sparks Street

Burbank, CA 91506
(Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement

License Agreement

On February 1st, 2018, Celebiddy, Inc. (the “Company”), and Adam Watson (“Seller” or “Watson”), (collectively referred to hereafter occasionally as the “Parties”) entered into a Modification of the Copyright License Agreement Dated August 25th, 2017 (the “Modification Agreement”) pursuant to which Seller sold outright to the Company all of Seller’s previously licensed rights, titles and interests of and relating to Watson’s proprietary Afterburner online/mobile dating software application (referred to hereafter as the “Technology”). In exchange and in consideration for the rights granted pursuant to the Modification Agreement, the Company agreed to remunerate Watson as follows:

1.	Payment of $5,000 (five thousand dollars) as total cash consideration for purchase of the Technology and all aforementioned associated rights thereto; and

2.	Payment of a monthly commission equal to 10% (ten percent) of the Company’s monthly net profit (if any) (“Seller’s Commission”), first payment to be due February 1st, 2018 and further payments to endure indefinitely so long as Company is in existence and good standing, unless mutually terminated by the Parties; and

The Modification Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as a waiver of the Parties’ preexisting obligations under the Copyright License Agreement Dated August 25th, 2017 (the “Original Agreement”). Specifically, Seller waived any and all claims of ownership in and to the Technology, including but not limited to, rights of reversion as may have been expressed under the Original Agreement, as the sale of the Technology was meant to effectively operate as a waiver of all Seller’s rights in and to the Technology. In addition, Seller waived each of the Company’s preexisting obligations to pay to Watson a percentage of the Company’s net profits or sales, except as has been expressed pursuant to the Modification Agreement, as indicated above. Seller further waived any and all preexisting obligations on part of the Company, under the Original Agreement, to pay royalties, except as defined pursuant to the Modification Agreement. Seller also waived the Company’s preexisting obligations to pay royalties to Watson except as has been expressed pursuant to the Modification Agreement, and Seller waived all other limitations that may have been placed on the Company’s exploitation of the Technology under the Original Agreement, including, but not limited to, limitations on utilization of web-based implementations, resale, transfer, or assignment to third parties. Lastly, all spending, advertising or marketing obligations, as loosely defined in Section 9 of the Original Agreement (under heading “Licensee Responsibilities”), were waived by operation of the Modification Agreement.

The foregoing description of the Modification Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Modification Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Pursuant to the Modification Agreement the Company will now focus its business in the exploitation and use of this Technology.

The Afterburner Dating System is intended to facilitate dating “matches” for mobile and online-dating users. The Company intends to utilize the Afterburner Dating System to launch “Date Kickstarter”, a mobile-friendly web application service designed to help online dating platform users to generate higher frequency authentic responses from other users on the respective dating platforms. The Company’s mission is to improve the online dating experience by effectively managing online dating users’ dating profiles to facilitate higher response rates with other users. To fulfill its mission, the Company will utilize the licensed technology to produce a set number of replies, based on robust search criteria processed by the licensed software. Date Kickstarter will be operational on most popular dating sites, such as Tinder, Match.com, E-Harmony.com, OKCupid, PlentyOfFish and Badoo and is prepared to launch its services by year-end 2017.

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The foregoing description of the terms of the Modification Agreement is not complete and is qualified in its entirety by reference to the full text thereof, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Unless specifically defined herein, the capitalized terms shall have the meanings as defined in the respective documents attached herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

10.1	Modification to Copyright License Agreement dated August 25, 2017 by and among the Company and Seller

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CELEBIDDY, INC.

Dated: February 2nd, 2018	By:	/s/ Mary Malek
President and Chief Executive Officer

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